EXHIBIT 99.1
Yext Announces First Quarter Fiscal 2026 Results
–Revenue of $109.5 million, up 14% year-over-year, driven by the integration of Hearsay Systems
–Net Income Per Share, basic, of $0.01 or non-GAAP Earnings Per Share of $0.13
–Adjusted EBITDA of $24.7 million, resulting in an Adjusted EBITDA margin of 23%
–ARR of $446.5 million
–Raises full year Adjusted EBITDA guidance to a range of $103 million to $105 million

NEW YORK -- (BUSINESS WIRE) — June 3, 2025 — Yext, Inc. (NYSE: YEXT), the leading digital presence platform for multi-location brands, today announced its results for the three months ended April 30, 2025, or Yext's first quarter of fiscal year 2026.
For more detailed information on Yext's operating and financial results for the first quarter fiscal 2026, as well as Yext's outlook for its second quarter ending July 31, 2025 and fiscal year 2026, please refer to the Letter to Shareholders, which can be found on the Yext Investor Relations website at https://investors.yext.com.
“Our first quarter results demonstrate solid execution and growing interest in our expanding platform,” said Michael Walrath, Yext Chairman and CEO. “We exceeded guidance on both revenue and profitability, delivered record Adjusted EBITDA, and saw encouraging early adoption of new offerings. With the launch of Scout, continued traction from Social, and steady engagement across our core verticals, we’re positioning Yext to help brands navigate a rapidly evolving search and discovery landscape. We remain focused on executing with discipline and investing in long-term growth.”
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. To participate in the live call by phone, the dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 5676430.

A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 1595457, until midnight (ET) June 17, 2025.

About Yext
Yext (NYSE: YEXT) is the leading digital presence platform for multi-location brands, with thousands of customers worldwide. With one central platform, brands can seamlessly deliver consistent, accurate, and engaging experiences and meaningfully connect with customers anywhere in the digital world. Yext’s AI and machine learning technology powers the knowledge behind every customer engagement, automates workflows at scale, and delivers actionable cross-channel insights that enable data-driven decisions. From SEO and websites to social media and reputation management, Yext enables brands to turn their digital presence into a differentiator.
Statement Regarding Forward-Looking Information
This release and the related shareholder letter and conference call include forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss), shares outstanding and Adjusted EBITDA for our second quarter and full year fiscal 2026 and general expectations beyond that fiscal year; statements regarding the expected effects of our acquisitions and integrations of each of Hearsay Social, Inc. ("Hearsay") and KabanaSoft, LLC d/b/a Places Scout ("Places Scout"); statements regarding the expected effects and benefits of the new credit facility (the "BlackRock facility"), including our ability to effectively use the capital provided by the BlackRock facility to execute on our long-term strategy; and statements regarding our expectations related to the growth of our company, our market opportunity, product roadmap, cost saving and efficiency actions, and our industry, including search fragmentation trends and the impact of Yext Scout. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan,"

EXHIBIT 99.1
"anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release and discussed on the call primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew and expand subscriptions with existing customers, especially enterprise customers, and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to integrate Hearsay's and Places Scout's businesses with ours; our ability to retain personnel necessary for the success of our acquisition and integration of Hearsay and Places Scout; the quality of our sales pipeline and our ability to convert leads; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop or acquire new product and platform offerings to expand our market opportunity; our ability to release new products and updates that are adopted by our customers; weakened or changing global economic conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; and the accuracy of the assumptions and estimates underlying our financial projections. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our SEC filings and public communications, including, without limitation, in the sections titled, “Special Note Regarding Forward Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, acquisition-related costs, and amortization of acquired intangibles. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Non-GAAP net income (loss) as a percentage of revenue is calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of shares using the treasury stock method or the if-converted method depending on the arrangement.

EXHIBIT 99.1
Beginning in fiscal year 2026, we utilize a projected tax rate of 23.5% in our computation of the non-GAAP income tax provision, which was updated from 25% in fiscal year 2025. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net income (loss) as a percentage of revenue, we believe this non-GAAP financial measure is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, and amortization of acquired intangibles. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation and certain acquisition-related costs, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) benefit from (provision for) income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, and (6) acquisition-related costs. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation and certain acquisition-related costs. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures to their corresponding GAAP measures because certain reconciling items such as stock-based compensation, certain acquisition-related costs, and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants, and certain purchase accounting adjustments including subsequent measurements, among others, and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
We have not reconciled our forward-looking Adjusted EBITDA to its most directly comparable GAAP financial measure of net income (loss). Information on which this reconciliation would be based on is not available without unreasonable efforts due to the uncertainty and inherent difficulty of predicting within a reasonable range, the timing, occurrence and financial impact of when such items may be recognized. In particular, Adjusted EBITDA excludes certain items including interest income (expense), net, provision for income taxes, depreciation and amortization, other income (expense), net, stock-based compensation expense, and acquisition-related costs.

EXHIBIT 99.1
Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
We calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the exchange rates in effect at the end of the current period.
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.
We also present dollar-based gross retention rate, which is a metric we use to assess our ability to retain our customers. We calculate dollar-based gross retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer contraction and

EXHIBIT 99.1
churn, and excludes customer expansion. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based gross retention rate.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$114,994	$123,133
Restricted cash, current	17,021	9,671
Accounts receivable, net of allowances of $1,966 and $2,014, respectively	71,464	112,942
Prepaid expenses and other current assets	23,113	18,094
Costs to obtain revenue contracts, current	20,386	21,961
Total current assets	246,978	285,801
Property and equipment, net	37,871	39,689
Operating lease right-of-use assets	65,903	67,452
Restricted cash, non-current	—	5,850
Costs to obtain revenue contracts, non-current	10,185	11,145
Goodwill	110,667	96,782
Intangible assets, net	97,250	94,247
Other long term assets	3,502	9,112
Total assets	$572,356	$610,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$72,364	$70,022
Unearned revenue, current	210,695	229,144
Operating lease liabilities, current	18,869	18,604
Contingent consideration, current	25,313	26,944
Total current liabilities	327,241	344,714
Operating lease liabilities, non-current	73,902	76,809
Contingent consideration, non-current	21,787	18,056
Other long term liabilities	7,401	17,306
Total liabilities	430,331	456,885
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2025 and January 31, 2025; zero shares issued and outstanding at April 30, 2025 and January 31, 2025	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2025 and January 31, 2025; 153,957,539 and 153,017,243 shares issued at April 30, 2025 and January 31, 2025, respectively; 123,466,124 and 126,999,461 shares outstanding at April 30, 2025 and January 31, 2025, respectively	154	153
Additional paid-in capital	1,009,084	996,477
Accumulated other comprehensive loss	(2,686)	(5,969)
Accumulated deficit	(706,350)	(707,120)
Treasury stock, at cost	(158,177)	(130,348)
Total stockholders’ equity	142,025	153,193
Total liabilities and stockholders’ equity	$572,356	$610,078

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2025	2024
Revenue	$109,483	$95,990
Cost of revenue	27,105	21,546
Gross profit	82,378	74,444
Operating expenses:
Sales and marketing	36,209	43,254
Research and development	21,896	17,059
General and administrative	23,155	19,557
Total operating expenses	81,260	79,870
Income (loss) from operations	1,118	(5,426)
Interest income	632	2,360
Interest expense	(642)	(392)
Other expense, net	(355)	(138)
Income (loss) from operations before income taxes	753	(3,596)
Benefit from (provision for) income taxes	17	(221)
Net income (loss)	$770	$(3,817)

Net income (loss) per share attributable to common stockholders, basic and diluted	$0.01	$(0.03)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, basic	125,651,595	125,387,162
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, diluted	131,272,117	125,552,028

Other comprehensive income (loss):
Foreign currency translation adjustment	$3,283	$(417)
Unrealized loss on marketable securities, net	—	(8)
Total comprehensive income (loss)	$4,053	$(4,242)

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended April 30,
	2025	2024
Operating activities:
Net income (loss)	$770	$(3,817)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	6,855	2,963
Bad debt expense	286	28
Stock-based compensation expense	12,659	12,065
Amortization of operating lease right-of-use assets	2,315	2,110
Adjustments to contingent consideration	1,800	—
Other, net	432	366
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	43,140	54,316
Prepaid expenses and other current assets	(4,985)	(660)
Costs to obtain revenue contracts	3,234	4,270
Other long term assets	5,863	80
Accounts payable, accrued expenses and other current liabilities	834	(4,028)
Unearned revenue	(21,688)	(26,697)
Operating lease liabilities	(3,509)	(2,847)
Other long term liabilities	(10,281)	160
Net cash provided by operating activities	37,725	38,309
Investing activities:
Capital expenditures	(562)	(647)
Cash paid in acquisitions, net of cash acquired	(18,801)	—
Net cash used in investing activities	(19,363)	(647)
Financing activities:
Proceeds from exercise of stock options	118	283
Repurchase of common stock	(27,635)	—
Payments for taxes related to net share settlement of stock-based compensation awards	(2,137)	(2,039)
Payments of deferred financing costs	(59)	(338)
Proceeds, net from employee stock purchase plan withholdings	690	920
Net cash used in financing activities	(29,023)	(1,174)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,022	(558)
Net (decrease) increase in cash, cash equivalents and restricted cash	(6,639)	35,930
Cash, cash equivalents and restricted cash at beginning of period	138,654	210,184
Cash, cash equivalents and restricted cash at end of period	$132,015	$246,114
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Three months ended April 30,
(in thousands)	2025	2024
Cash and cash equivalents	$114,994	$246,114
Restricted cash, current and non-current	17,021	—
Total cash, cash equivalents and restricted cash	$132,015	$246,114

EXHIBIT 99.1
YEXT, INC.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended April 30,
	2025	2024
GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$770	$(3,817)
Interest expense (income), net	10	(1,968)
(Benefit from) provision for income taxes	(17)	221
Depreciation and amortization	6,855	2,963
Other expense (income), net	355	138
Stock-based compensation expense	12,659	12,065
Acquisition-related costs	4,048	—
Adjusted EBITDA	$24,680	$9,602

GAAP net income (loss) as a percentage of revenue	0.7%	(4.0)%
Adjusted EBITDA margin	22.5%	10.0%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended April 30,
	2025	2024
GAAP net income (loss)	$770	$(3,817)
Plus: Stock-based compensation expense	12,659	12,065
Plus: Acquisition-related costs	4,048	—
Plus: Amortization of acquired intangibles	4,141	—
Less: Tax adjustment(1)	(5,093)	(1,896)
Non-GAAP net income	$16,525	$6,352
GAAP net income (loss) as a percentage of revenue	0.7%	(4.0)%
Non-GAAP net income as a percentage of revenue	15.1%	6.6%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.01	$(0.03)
Non-GAAP net income per share attributable to common stockholders, basic	$0.13	$0.05

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.12	$0.05

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	125,651,595	125,387,162
Diluted	131,272,117	125,387,162
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	125,651,595	125,387,162
Diluted(2)	133,407,752	126,451,154

(1)    For fiscal year 2026 we utilize a projected tax rate of 23.5% in our computation of the non-GAAP income tax provision.
(2)     For the three months ended April 30, 2025, includes the dilutive effect of the earnout arrangement.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)
The following tables provides our ARR for the periods presented:

	April 30,		Variance
	2025	2024	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$371,851	$312,060	$59,791	19%
Third-Party Reseller Customers	74,618	75,218	(600)	(1)%
Total Annual Recurring Revenue	$446,469	$387,278	$59,191	15%

	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024
Annual Recurring Revenue Trend
Direct Customers	$371,851	$368,201	$374,502	$313,392	$312,060
Third-Party Reseller Customers	74,618	74,461	74,147	73,904	75,218
Total Annual Recurring Revenue	$446,469	$442,662	$448,649	$387,296	$387,278

The following table provides our dollar-based net retention rate for the periods presented:

	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024
Dollar-Based Net Retention Rate
Direct Customers	95%	92%	91%	91%	91%
Third-Party Reseller Customers	96%	95%	94%	93%	92%
Total Customers	95%	93%	92%	91%	91%

The following table provides our dollar-based gross retention rate for the periods presented:

	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024	Jul. 31, 2024	Apr. 30, 2024
Dollar-Based Gross Retention Rate
Direct Customers	87%	86%	83%	83%	83%
Third-Party Reseller Customers	88%	87%	87%	88%	86%
Total Customers	87%	86%	84%	84%	83%

Note: Numbers rounded for presentation purposes and may not sum.